Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Kenexa Corporation on Forms S-8 (333-174387, 333-136486 and 333-129475) of our report dated March 30, 2012 with respect to the consolidated financial statements as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009, of OutStart, Inc. which appear in this Form 8-K/A dated February 6, 2012.

/s/Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
April 16, 2012